Exhibit # 23.1

                          Consent of Accountants - KCH


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[LETTERHEAD of Letterhead of Kingery Crouse & Hohl P.A.]]

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the prospectus constituting part of this Registration Statement on Form S-4 of our report dated July 21, 2000, with respect to the financial statements of Huntington Telecommunication Partners, L.P. as of December 31, 1999 and for the year ended December 31, 1999 filed with the Securities and Exchange Commission.

/s/ KINGERY, CROUSE & HOHL, P.A.
Tampa, Florida
February 9, 2001

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